EXHIBIT 10.1

SHARE SALE AGREEMENT BETWEEN SWEETPEA PETROLEUM PTY LTD
AND FALCON OIL & GAS LTD DATED MAY 23, 2013

Share sale agreement

Sweetpea Petroleum Pty Ltd ACN 074 750 879

Falcon Oil & Gas Ltd

Version:  1

Level 11  Central Plaza Two  66 Eagle Street  Brisbane QLD 4000  | GPO Box 1855  Brisbane QLD 4001 Australia |  ABN 42 721 345 951
Telephone +61 7 3233 8888    |   Fax +61 7 3229 9949
www.mccullough.com.au
Offices  Brisbane  Sydney  Newcastle

Table of contents

Parties		1

Background		1

Agreed terms		1

1	Definitions and interpretation	1

2	Agreement to sell and buy the sale shares	3

3	Condition precedent	4

4	Purchase price	4

5	Completion	5

6	Warranties	6

7	Capacity	6

8	Announcements and confidentiality	7

9	GST	7

10	General	8

Schedule 1		12
	Warranties (clauses 1.1 and 6)	12

Execution		13

23343259v3 | Share sale agreement

Share sale agreement

Dated 23 May 2013

Parties

Seller	Sweetpea Petroleum Pty Ltd (ACN 074 750 879) of Suite 6, 170 Coonawarra Road, Winnellie NT 0820
Buyer
Falcon Oil & Gas Ltd, a company incorporated in British Columbia, Canada on 18 January 1980 under the laws of the Province of British Columbia of 5th Floor, Styne House, Upper Hatch Street, Dublin 2, Ireland

Background

A	The Seller is the owner of the Sale Shares.

B	The Seller agrees to sell and the Buyer agrees to buy the Sale Shares on the terms of this Agreement.

Agreed terms

1	Definitions and interpretation

1.1	Definitions

In this Agreement:

Term	Definition
Agreement	means this Agreement, including any annexures and schedules, as amended from time to time.
Business Day	means a day that is not a Saturday, Sunday or public holiday in Brisbane, Queensland.
Buyer Shares	has the meaning given to that term in clause 4.1(b).
Cash Consideration	has the meaning given to that term in clause 4.1(a).
Company	means Falcon Oil & Gas Australia Limited (ACN 132 857 008).
Completion	means completion of the sale and purchase of the Sale Shares under this Agreement.
Completion Date
means the date that is no less than three (3) and no more than five (5) Business Days after the date the Condition Precedent in clause 3.1(a) is satisfied, or another date the parties agree in writing.

Conditions Precedent	has the meaning given to that term in clause 3.1.
Corporations Act	means Corporations Act 2001 (Cth).

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Encumbrance	means any mortgage, charge, pledge or lien, and any security interest or a preferential or adverse interest of any kind.
Escrow Deed
means the deed pursuant to which the Seller agrees that the Buyer Shares will be subject to escrow, substantially in the form approved by the parties on or about the date of this Agreement and attached hereto as Exhibit A.

GST	has the meaning given to that term in the GST Act.
GST Act	means A New Tax System (Goods and Services Tax) Act 1999 (Cth).
Insolvency Event
means any of the following events concerning a party:
(a)      if an administrator, liquidator, receiver, receiver and manager or other controller (as defined in the Corporations Act) is appointed to, or over, any of the property or undertaking of the party;
(b)   if a controlling trustee is appointed to, or over, any of the property or undertaking of the party;
(c)   if the party is unable to pay its debts when they become due and payable;
(d)   if the party ceases to carry on business; or
(e)   if any event happens in Australia or any other country or territory in respect of a party that is similar to any of the events or circumstances referred to in this definition.

Progressive or Periodic Supply	means a Taxable Supply that satisfies the requirements of section 156-5 GST Act.
Purchase Price	means the consideration set out in clause 4.
Sale Shares	means all shares in the capital of the Company held by the Seller being 50,000,000 fully paid ordinary shares in the Company.
Subscription Letter	means the letter agreement in relation to the issue of the Buyer Shares, substantially in the form approved by the parties on or about the date of this Agreement and attached hereto as Exhibit B.
Sunset Date	means the date that is three months after the date of this Agreement.
Supplier	means, for the purposes of clause 9, the entity making the supply (as defined in the GST Act).
Warranty	means each warranty in clause 7.1 and Schedule 1.

1.2	Interpretation

In this Agreement:

(a)
a reference to a clause, schedule, annexure or party is a reference to a clause of, and a schedule, annexure or party to, this Agreement and references to this Agreement include any schedules or annexures;

(b)	a reference to a party to this Agreement or any other document or agreement includes the party’s successors, permitted substitutes and permitted assigns;

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(c)	if a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	a reference to a document or agreement (including a reference to this Agreement) is to that document or agreement as amended, supplemented, varied or replaced;

(e)	a reference to this Agreement includes the agreement recorded by this Agreement;

(f)
a reference to legislation or to a provision of legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(g)	if any day on or by which a person must do something under this document is not a Business Day, then the person must do it on or by the next Business Day;

(h)
a reference to a person includes a corporation, trust, partnership, unincorporated body, government and local authority or agency, or other entity whether or not it comprises a separate legal entity; and

(i)	a reference to ‘month’ means calendar month.

(j)
This Agreement is not to be interpreted against the interests of a party merely because that party proposed this document or some provision in it or because that party relies on a provision of this Agreement to protect itself;

(k)	a reference to ‘$’ or ‘dollar’ is to Australian currency, unless otherwise noted;

(l)	a reference to time is to Queensland time; and

(m)
a reference to applicable law is to any relevant law (including any subordinate or delegated legislation or statutory instrument of any kind) of a jurisdiction in or out of Australia, and also to any relevant judgment, order, policy, guideline, official directive, code of conduct, authorisation or request (even if it does not have the force of law) of any government agency or regulatory body, such as a stock exchange, within or outside Australia.

2	Agreement to sell and buy the Sale Shares

2.1	Agreement

The Seller agrees to sell the Sale Shares, and the Buyer agrees to buy the Sale Shares, from the Seller:

(a)	free from Encumbrances;

(b)	for the Purchase Price;

(c)	on the Completion Date; and

(d)	otherwise on the terms of this Agreement.

2.2	Risk

The title to, property in and risk of the Sale Shares shall:

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(a)	remain solely with the Seller until Completion; and

(b)	pass to the Buyer on and from Completion.

2.3	Conduct before Completion

Before Completion, the Seller must not:

(a)	dispose of any interest in any Sale Shares or grant any Encumbrance over them;

(b)	do or omit to do or cause or allow to be done or omitted to be done any act or thing which may result in a breach of any of the Warranties.

3	Condition precedent

3.1	Conditions precedent

Completion is conditional on:

(a)
the requisite majority of members of the Company approving the acquisition of the Sale Shares by the Buyer by passing a resolution at a general meeting of the Company in accordance with section 611 Item 7 of the Corporations Act;

(b)	no Warranty of the Seller being incorrect in any material particular; and

(c)	the TSX Venture Exchange having issued a conditional approval letter that authorizes Completion,

(the Conditions Precedent).

3.2	Waiver of Condition Precedent

The Buyer may waive any non-satisfaction of the Condition Precedent in clause 3.1(b).

3.3	Best endeavours

Each party must use its best endeavours to ensure that the Conditions Precedent are satisfied (or do not become incapable of being satisfied) and must promptly notify the other party if it becomes aware of circumstances that may result in a condition not being satisfied.

3.4	Failure to satisfy

If a Condition Precedent is not satisfied, or becomes incapable of being satisfied, by the Sunset Date, and, in respect of the Condition Precedent in clause 3.1(b), such failure is not waived by the Buyer, this Agreement is deemed to have terminated and each party is relieved of any further obligation under this Agreement other than accrued rights arising before termination.

4	Purchase price

4.1	Purchase price

The Purchase Price for the Sale Shares is:

(a)	USD $3,000,000 (Cash Consideration); plus

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(b)	the issue of 97,860,000 fully paid ordinary shares in the capital of the Buyer (Buyer Shares).

4.2	How purchase price is paid

At Completion, the Buyer must pay the Cash Consideration to the Seller and issue the Buyer Shares to the Seller, such shares to be issued subject to the terms, including trading restrictions, set out in the Subscription Letter and the Escrow Deed.

5	Completion

5.1	Date and place for completion

Completion must take place at the offices of McCullough Robertson (Brisbane) on the Completion Date, or at any other time, date and place the Buyer and Seller agree in writing.

5.2	Seller’s obligation on completion

At Completion, the Seller must give the Buyer absolute ownership of and title to the Sale Shares free from any Encumbrance.

5.3	Delivery of documents

(a)	At Completion, the Seller must give the Buyer:

(i)	share certificates for the Sale Shares;

(ii)	completed transfers of the Sale Shares to the Buyer or its nominee signed by the Seller, and in registrable form (subject to the payment of stamp duty);

(iii)	executed counterparts of the Subscription Letter and the Escrow Deed; and

(iv)
the written resignation of Martin B Oring as a director of the Company, it being incumbent upon the Company to accept such resignation effective from Completion at a duly convened meeting of the existing directors of the Company..

5.4	Buyer’s obligations at Completion

At Completion, the Buyer must:

(a)	pay the Cash Consideration;

(b)	provide a copy of certificates evidencing the Buyer Shares; and

(c)	accept all items the Seller gives the Buyer under clause 5.3, and

(d)	sign any documents that need signing by the Buyer including counterparts of the Subscription Letter and the Escrow Deed;

(e)	date and exchange the Escrow Deed and Subscription Letter.

5.5	Interdependence

The obligations of the Buyer and the Seller under clause 5 are interdependent and:

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(a)	all actions required to be performed on Completion must be taken to have occurred simultaneously; and

(b)	Completion occurs when all of the obligations of the Buyer and the Seller under clause 5 are complied with or waived in writing by the Buyer and the Seller.

5.6	Failure to complete

If the Buyer or the Seller fails to fully comply with its obligations under clause 5 and the parties do not achieve Completion then each party must:

(a)	return to the other, all documents delivered to it under clause 5;

(b)	repay to the other, all payments received by it under clause 5; and

(c)	do everything reasonably required by the other party to reverse any action taken under clause 5,

without prejudice to any other rights any party may have because of that failure.

6	Warranties

6.1	Seller Warranties

The Seller warrants to the Buyer that each Warranty is true and accurate in all material respects at the date of this Agreement and separately at Completion.

6.2	Acknowledgement by Seller

The Seller acknowledges that the Buyer has entered into this Agreement in reliance on the Warranties.

6.3	Application of Warranties

Each Warranty:

(a)	does not merge on, and remains in full force after, Completion; and

(b)	is a separate warranty and its meaning is not affected by any other Warranty.

7	Capacity

7.1	Title and capacity

Each party represents and warrants that:

(a)	it is validly existing under the laws of its place of incorporation or registration;

(b)	it has the power to enter into and perform its obligations under this Agreement;

(c)
it has taken all corporate action and holds all authorisation necessary or desirable to enable its entry into and performance of this Agreement, and it is complying with any conditions attached to the authorisation;

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(d)	its obligations under this Agreement are enforceable against it under the terms of the Agreement; and

(e)	the execution, delivery and performance by it of this Agreement (and any other document required to be entered into by it relating to this Agreement) does not and will not:

(i)	result in a breach of, or constitute a default under, any agreement or arrangement to which it is party or by which it is bound; or

(ii)	result in a breach of any law or order, judgment or decree of any court or government agency or regulatory body by which it is bound.

7.2	Legal advice

Each party warrants it has read and understood this Agreement and obtained independent legal advice about its terms.

8	Announcements and confidentiality

8.1	Agreement to remain confidential

Subject to clause 8.2, the parties must keep confidential the existence and terms of this Agreement and their negotiations.

8.2	No announcement to be made

No public announcement or communication relating to the existence and terms of this document or the negotiations of the parties may be made or authorised by a party unless:

(a)	each party gives its written approval (which shall be not unreasonably withheld);

(b)	as is necessary to enforce a party’s respective rights and obligations under this Agreement;

(c)
the disclosure is to the disclosing party’s employees, consultants, professional advisers, bankers, financial advisers and financiers or to a person whose consent is required under this  Agreement, or for a transaction contemplated by it; or

(d)	the disclosure is made to comply with any applicable law or the requirements of any regulatory body (including any relevant stock exchange).

9	GST

9.1	Interpretation

Any words capitalised in clause 9 and not already defined in clause 1.1 have the meaning given to those words in the GST Act.

9.2	GST exclusive

Except under clause 9, the consideration for a Supply made under or in connection with this Agreement does not include GST.

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9.3	Taxable Supply

If a Supply made under or in connection with this document is a Taxable Supply, then at or before the time any part of the consideration for the Supply is payable:

(a)
the Recipient must pay the Supplier an amount equal to the total GST for the Supply, in addition to and in the same manner as the consideration otherwise payable under this document for that Supply; and

(b)	the Supplier must give the Recipient a Tax Invoice for the Supply.

9.4	Later GST change

For clarity, the GST payable under clause 9.3 is correspondingly increased or decreased by any subsequent adjustment to the amount of GST for the Supply for which the Supplier is liable, however caused.

9.5	Reimbursement or indemnity

If either party has the right under this Agreement to be reimbursed or indemnified by another party for a cost incurred in connection with this Agreement, that reimbursement or indemnity excludes any GST component of that cost for which an Input Tax Credit may be claimed by the party being reimbursed or indemnified.

9.6	Warranty that Tax Invoice is issued regarding a Taxable Supply

Where a Tax Invoice is given by the Supplier, the Supplier warrants that the Supply to which the Tax Invoice relates is a Taxable Supply and that it will remit the GST (as stated on the Tax Invoice) to the Australian Taxation Office.

9.7	Progressive or Periodic Supplies

Where a Supply made under or in connection with this Agreement is a Progressive or Periodic Supply, clause 9.3 applies to each component of the Progressive or Periodic Supply as if it were a separate Supply.

10	General

10.1	Amendments

This Agreement may only be amended by written agreement between all parties.

10.2	Assignment

A party may only assign this Agreement or a right under this Agreement with the written consent of the other party whose consent may not be unreasonably withheld, except that Seller shall have the right to assign this Agreement or any rights under this Agreement to its parent company, PetroHunter Energy Corporation, a Maryland corporation, without Buyer’s written consent..

10.3	Counterparts

This Agreement may be signed in any number of counterparts.  All counterparts together make one instrument.

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10.4	No merger

The rights and obligations of the parties under this Agreement do not merge on completion of any transaction contemplated by this Agreement.

10.5	Entire agreement

(a)	This Agreement supersedes all previous agreements about its subject matter and any agreements collateral to those agreements. This Agreement embodies the entire agreement between the parties.

(b)
To the extent permitted by law, any statement, representation or promise made in any negotiation or discussion, has no effect except to the extent expressly set out or incorporated by reference in this Agreement .

(c)	Each party acknowledges and agrees that it does not rely on any prior conduct or representation by the other party in entering into this Agreement.

10.6	Further assurances

Each party must do all things reasonably necessary to give effect to this Agreement and the transactions contemplated by it.

10.7	No waiver

(a)	The failure of a party to require full or partial performance of a provision of this Agreement does not affect the right of that party to require performance subsequently.

(b)	A single or partial exercise of or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy.

(c)	A right under this Agreement may only be waived in writing signed by the party granting the waiver, and is effective only to the extent specifically set out in that waiver.

10.8	Governing law and jurisdiction

(a)	Queensland law governs this Agreement.

(b)	Each party irrevocably submits to the exclusive jurisdiction of the Queensland courts and courts competent to hear appeals from those courts.

10.9	Severability

A clause or part of a clause of this Agreement that is illegal or unenforceable may be severed from this Agreement and the remaining clauses or parts of the clause of this Agreement continue in force.

10.10	Notice

(a)	A notice, consent or communication under this Agreement is only effective if it is:

(i)	in writing in English, signed by or on behalf of the person giving it;

(ii)	addressed to the person to whom it is to be given; and

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(iii)	given as follows:

(A)	delivered by hand to that person’s address;

(B)	sent to that person’s address by prepaid mail or by prepaid airmail, if the address is overseas; or

(C)	sent by e-mail to that person’s e-mail address where the sender receives a transmission confirmation report indicating the e-mail was sent and the correct destination e-mail address of recipient.

(b)
A notice, consent or communication given under clause 10.10(a) is given and received on the corresponding day set out in the table below.  The time expressed in the table is the local time in the place of receipt.

If a notice is	It is given and received on
Delivered by hand or sent by email	(a) that day, if delivered by 5.00pm on a Business Day; or (b) the next Business Day, in any other case.
Sent by post	(a) three Business Days after posting, if sent within Australia; or (b) seven Business Days after posting, if sent to or from a place outside Australia.

(c)	A person’s address and e-mail address are those set out below, or as the person notifies the sender:

Name	Sweetpea Petroleum Pty Ltd
Attention	Martin B. Oring
Address	Suite 6, 170 Coonawarra Road, Winnellie NT 0820
Email	martin.oring@verizon.net

With a copy to

Name	Dill Dill Carr Stonbraker & Hutchings, P.C.
Attention	Fay M. Matsukage
Address	455 Sherman Street, Suite 300, Denver, Colorado 80203, USA
Email	fmm@dillanddill.com

Name	Falcon Oil & Gas Ltd
Attention	Philip O’Quigley
Address	5th Floor, Styne House, Upper Hatch Street, Dublin 2, Ireland
Email	poquigley@falconoilandgas.com

10.11	Costs

(a)	Each party bears its own costs in relation to the preparation and signing of this Agreement.

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(b)
Unless otherwise provided in this Agreement, the Buyer pays all stamp duty and other taxes of a similar nature (including fines, penalties and interest) on this Agreement and on any instrument or other document signed to give effect to this Agreement.

10.12	Method of payment

All payments required to be made under this Agreement must be made via wire transfer in accordance with instructions provided by Seller.

10.13	Time of the essence

Time is of the essence of this Agreement.

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Schedule 1

Warranties (clauses 1.1 and 6)

1	The Sale Shares

1.1	(shares fully paid) The Sale Shares are fully paid up and, to the knowledge of the Seller, have been properly and validly allotted and issued.

1.2	(Seller sole owner) The Seller is the sole legal and beneficial owner and registered holder of each Sale Share, free from any Encumbrance.

1.3	(power to sell) The Seller has complete and unrestricted power and authority to transfer full legal and beneficial ownership of the Sale Shares to the Buyer on Completion.

1.4	(no pre-emption) There is no agreement, arrangement or understanding, or issued security, which gives or may give any person a right in respect of any transfer of the Sale Shares.

2	The Seller

(not insolvent)  The Seller is not affected by an Insolvency Event.

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Execution

Executed by
Sweetpea Petroleum Pty Ltd (ACN 074 750 879) in accordance with section 127(1) of the Corporations Act by:

/s/ Martin B. Oring		/s/ Colin P. Hallenstein
Ù	Director	Ù	Director/Secretary

Martin B. Oring		Colin P Hallenstein
Ù	Full name of Director	Ù	Full name of Director/Secretary

Executed by
Falcon Oil & Gas Ltd by:

/s/ Philip O’Quigley		/s/ John Craven
Ù	Director	Ù	Director/Secretary

Philip O’Quigley		John Craven
Ù	Full name of Director	Ù	Full name of Director/Secretary

	23 May 2013		23 May 2013

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